Exhibit 1.1

Execution Version

UMB FINANCIAL CORPORATION

(a Missouri corporation)

12,000,000 Depositary Shares

Each Representing a 1/400th Interest in a Share of

7.750% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B

UNDERWRITING AGREEMENT

Dated: May 29, 2025

UMB Financial Corporation

(a Missouri corporation)

12,000,000 Depositary Shares

Each Representing a 1/400th Interest in a Share of

7.750% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B

UNDERWRITING AGREEMENT

May 29, 2025

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

as Representatives of the several Underwriters

Ladies and Gentlemen:

UMB Financial Corporation, a Missouri corporation (the “Company”), pursuant to this Underwriting Agreement (this “Agreement”) confirms its agreement with RBC Capital Markets, LLC, J.P. Morgan Securities LLC and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom RBC Capital Markets, LLC (“RBC”) and J.P. Morgan Securities LLC (“JPM”) are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 12,000,000 depositary shares (the “Shares”), each representing a 1/400th interest in a share of the Company’s 7.750% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share and liquidation preference $10,000 per share (the “Preferred Stock” and together with the Shares, the “Securities”). The Preferred Stock, when issued, will be deposited against delivery of depositary receipts (the “Depositary Receipts”), which will evidence the Shares and will be issued by Computershare Trust Company, N.A. and Computershare Inc. (jointly, the “Depositary”) under a deposit agreement, to be dated June 12, 2025 (the “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued hereunder. The terms of the Preferred Stock will be set forth in a certificate of designation (the “Certificate of Designation”) to be filed by the Company with the Secretary of State of the State of Missouri.

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-286487) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement”

without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus supplement and base prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time (as defined below), are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus supplement and the base prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 4:25 p.m., New York City time, on May 29, 2025 or such other time as agreed by the Company and RBC.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder, incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

This Agreement, the Certificate of Designation and the Deposit Agreement are referred to herein, collectively, as the “Operative Documents.”

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information to be included in, or incorporated by reference in, the Registration Statement or any post-effective amendment thereto.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, the Applicable Time, the Closing Time, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Time complied and will comply in all material respects with the requirements of the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any of the Underwriters through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first and second sentences of the fifth paragraph under the heading “Underwriting,” in each case, contained in the Registration Statement, the preliminary prospectus contained in the General Disclosure Package and the Prospectus (the “Underwriter Information”).

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof, at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of its filing with the Commission pursuant to Rule 424(b), at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with the Underwriter Information.

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(v) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) Independent Accountants. (i) KPMG LLP, Kansas City, Missouri (“KPMG MO”), the accountants who certified the financial statements and supporting schedules with respect to the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board and (ii) to the knowledge of the Company, KPMG LLP, Des Moines, Iowa (“KPMG IA”), the accountants who certified the financial statements and supporting schedules with respect to Heartland Financial USA, Inc., a bank holding company formed as a Delaware corporation (“HTLF”), included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(vii) Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the income, comprehensive income, changes in shareholders’ equity, and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. To the knowledge of the Company, any financial statements of businesses or properties acquired or proposed to be acquired, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with the financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X, as applicable, including, without limitation, the financial statements of HTLF, together with the related notes thereto and related schedules included in the Registration Statement, the Preliminary Prospectus and the Prospectus. The supporting schedules, if any, present fairly in all material respects and in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present in all material respects the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for (i) regular quarterly dividends on the Company’s common stock, $1.00 par value per share, in amounts per share that are consistent with past practice, and (ii) the dividend of $175 per share of the Company’s Series A 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock that was declared by the Company on March 12, 2025 and paid on April 15, 2025, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class or series of its capital stock.

(ix) Good Standing of the Company; Bank Holding and Financial Holding Company Status of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Missouri and has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Operative Documents, and to consummate the transactions contemplated in this Agreement and the Deposit Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not (A) result in a Material Adverse Effect or (B) result in a material adverse effect on the ability of the Company to enter into and perform its obligations under the Operative Agreements, or consummate the transactions contemplated in this Agreement and the Deposit Agreement. The Company is duly registered as a bank holding company and is qualified as a financial holding company, in each case as such terms are interpreted under the Bank Holding Company Act of 1956, as amended (the “BHCA”). The Company has furnished to the Representatives complete and correct copies of the Company’s Restated Articles of Incorporation and the Company’s Bylaws, and all amendments thereto, and no change thereto is contemplated or has been authorized or approved by the Company or its shareholders.

(x) Good Standing of Subsidiaries. UMB Bank National Association (the “Bank”) is the only “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or other organization, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. The Bank is a national bank chartered under the laws of the United States and its charter is in full force and effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of or other equity interests in the Bank have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of or other equity interests in the Bank were issued in violation of the preemptive or similar rights of any securityholder of the Bank or any other entity. The only subsidiaries of the Company are the subsidiaries listed on Schedule C attached hereto, and other than the Bank, none of the Company’s subsidiaries which, considered in the aggregate as a single subsidiary, constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(xi) Deposit Insurance. The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by the Federal Deposit Insurance Act, as amended, and the rules and regulations of the FDIC thereunder, and all the premiums and assessments required to be paid in connection therewith have been paid when due (after giving effect to any applicable extensions), and no proceeding for the modification, termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.

(xii) Regulatory Matters. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is subject to any cease-and-desist order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order, directive or other supervisory action by, or has been ordered to pay any civil money penalty by, or is a recipient of any supervisory letter from, or has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, credit policies, management or business (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any Regulatory Agreement. There is no unresolved violation or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. The Company and its subsidiaries have received examination reports, supervisory letters and routine correspondence from the Regulatory Agencies containing “Matters Requiring Attention” (but not “Matters Requiring Immediate Attention”) regarding requested improvements and changes in policies, procedures and other matters on the part of the Company or its subsidiaries, but none of them contain threats or statements that a Regulatory Agreement is contemplated or requested. The Company confirms that all matters reflected in all such examination reports, supervisory letter and routine correspondence (including all Matters Requiring Attention) have either been resolved or are on a satisfactory timetable to resolution. The Company and its subsidiaries are in compliance in all material respects with all laws administered by the Regulatory Agencies. As used herein, the term “Regulatory Agency” means any U.S. federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, governmental body, administrative agency or other authority, body or agency having supervisory or regulatory authority with respect to the Company or any of its subsidiaries.

(xiii) Community Reinvestment Act and Privacy Requirements. The Bank has received overall Community Reinvestment Act (“CRA”) ratings of at least “Satisfactory” and has not been informed in writing by any Regulatory Authority that it may receive less than “Satisfactory” ratings for CRA purposes within one year, nor, to the Company’s knowledge, has the Bank been informed other than in writing by any Regulatory Authority that it may receive less than “Satisfactory” ratings for CRA purposes within one year. The Company is not aware of any facts or circumstances that exist that would cause the Bank not to be, (i) in compliance in any material respect with the CRA, and the regulations promulgated thereunder, or to be assigned a CRA rating by federal or state bank regulators of lower than “Satisfactory;” or (ii) in compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by the Bank, pursuant to 12 C.F.R. Part 30.

(xiv) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances pursuant to this Agreement, pursuant to reservations, agreements, equity plans, incentive compensation plans or benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xv) Authorization of Operative Documents. This Agreement has been duly authorized, executed and delivered by the Company. The Certificate of Designation has been duly authorized by the Company. The Certificate of Designation sets forth the rights, preferences and priorities of the Preferred Stock, and the holders of the Preferred Stock will have the rights set forth in the Certificate of Designation. The Deposit Agreement has been duly authorized and, when validly executed and delivered by the Company and the Depositary, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Deposit Agreement will conform in all material respects to the description contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvi) Authorization and Description of Securities. The Securities have been duly authorized for issuance and the Shares have been duly authorized for sale to the Underwriters pursuant to this Agreement and, when the Shares are issued, sold and delivered by the Company pursuant to this Agreement and the Deposit Agreement against payment of the consideration set forth herein, they will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. When the Shares have been issued and delivered against payment therefor and the Depositary Receipts have been duly executed and delivered by the Depositary, in accordance with this Agreement and the Deposit Agreement, the holders of the Shares will be entitled to the benefits of the Deposit Agreement and the Depositary Receipts and the Shares conform or will conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. Prior to the Closing Time, the Certificate of Designation will have been duly filed with the Secretary of State of the State of Missouri. The statements made in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of Capital Stock,” “Description of the Series B Preferred Stock” and “Description of Depositary Shares” insofar as they purport to constitute summaries of the terms of the Securities or the Certificate of Designation, constitute accurate summaries of the terms of such documents in all material respects.

(xvii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than any rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.

(xviii) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties, assets or operations of the Company or any of its subsidiaries is subject (collectively, the “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency (including, without limitation, each applicable Regulatory Agency) or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance by the Company of the Operative Documents and the consummation of the transactions contemplated in this Agreement and the Deposit Agreement, in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance of the Securities and the sale of the Shares and the use of the proceeds from the sale of the Shares as described therein under the caption

“Use of Proceeds”) and compliance by the Company with its obligations under the Operative Documents have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, assets or operations of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except for such violations of law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity that would not, singly or in the aggregate, result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of the related financing by the Company or any of its subsidiaries.

(xix) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xx) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which might result in a Material Adverse Effect, or which might materially and adversely affect their respective properties, assets or operations or the consummation of the transactions contemplated in this Agreement and the Deposit Agreement or the performance by the Company of its obligations under the Operative Documents; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties, assets or operations is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations under the Operative Documents, in connection with the offering, issuance or sale of the Securities or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement, except the filing of the Certificate of Designation with the Secretary of State of the State of Missouri prior to the Closing Time, the approval for listing of the Shares on the Nasdaq Global Select Market and such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Global Select Market, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxiii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiv) Title to Property. Except where the failure would not, singly or in the aggregate, result in a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus, (B) are Permitted Liens (as defined below) or (C) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease. “Permitted Liens” means (i) pledges of securities to secure deposits of public funds and other depositors, (ii) repurchase agreements, reverse repurchase agreements and similar transactions and (iii) pledges of securities, loans or other assets to the Federal Reserve, federal home loan banks and similar governmental banking agencies in the ordinary course of business to secure borrowings or other extensions of credit.

(xxv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except as would not, singly or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement by the Company and its subsidiaries of or conflict involving the Company or any of its subsidiaries with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property owned by the Company or any of its subsidiaries invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxvi) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls that comply with the requirements of the 1934 Act and have been designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present in all material respects the required information and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxviii) Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all material taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or insofar as the failure to pay such taxes would not result in a Material Adverse Effect. The charges, accruals and reserves included in the financial statements of the Company included in, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus relating to any income and corporation tax liability of the Company for any years not finally determined have been recorded in accordance with GAAP applied on a consistent basis throughout the periods provided.

(xxix) Insurance. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks, which in the judgment of the executive officers of the Company, are reasonable and prudent in the businesses in which the Company and its subsidiaries are engaged, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxx) Investment Company Act. The Company is not required, and upon the issuance of the Securities and sale of the Shares as herein contemplated, and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxi) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the 1934 Act.

(xxxii) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiii) Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, all applicable anti-money laundering statutes of all jurisdictions, all applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxiv) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxv) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxxvi) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxvii) Broker-Dealer. Neither the Company nor any of its subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the 1934 Act or the 1934 Act Regulations, except for UMB Financial Services, Inc. (“UMB Financial Services”) or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association (within the meaning of Article I of the By-Laws of FINRA) with any member firm of FINRA, except for UMB Financial Services.

(xxxviii) Prohibition on Dividends. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any order of any Regulatory Agency (other than orders applicable to bank holding companies and their subsidiaries generally), under any applicable law (other than banking laws generally limiting the amount that may be paid by banks), or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying to the Company or any other subsidiary of the Company any loans or advances to such subsidiary or from transferring any of such subsidiary’s properties, assets or operations to the Company or any other subsidiary of the Company.

(xxxix) Not a U.S. Real Property Holding Corporation. The Company is not, and has not been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(xl) Fair Saleable Value of Assets. Each of the Company and its subsidiaries owns and, after giving effect to the transactions contemplated in this Agreement, will own assets the fair saleable value of which are greater than (A) the total amount of its liabilities (including known contingent liabilities) and (B) the amount that will be required to pay the probable liabilities of its existing debts as they become absolute and matured considering the financing alternatives reasonably available to it. The Company has no knowledge of any facts or circumstances which lead it to believe that it or any of its subsidiaries will be required to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction, and has no present intent to so file.

(xli) Affiliated Transactions or Relationships. No transaction has occurred or relationship exists between or among the Company or any of its subsidiaries, on the one hand, and its affiliates, officers or directors, on the other hand, that is required to be described in the Registration Statement, any preliminary prospectus or the Prospectus that is not so described therein.

(xlii) Cybersecurity. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) to the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”): (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards and (D) to the knowledge of the Company, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to their counsel shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and the Underwriters agree to purchase, severally and not jointly, in each case at the purchase price per share set forth in Schedule A hereto, the respective number of Shares set forth in Schedule A hereto opposite such Underwriter’s name, plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as RBC in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Shares shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company at 9:00 a.m. (New York City time) on the tenth business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Shares to be purchased by them. It is understood that each Underwriter has authorized RBC, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares which it has agreed to purchase. RBC, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Shares to be purchased by any Underwriter whose funds have not been received by the Closing Time, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or their counsel shall object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or their counsel shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its best efforts to effect and maintain the listing of the Shares on the Nasdaq Global Select Market within 30 days after the Closing Time and, upon such listing, will use its best efforts to maintain such listing and satisfy the requirements for such continued listing.

(i) Restriction on Sale of Securities. Until the Closing Time, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of the Securities or any securities that are substantially similar to the Securities or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.

(j) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(k) Final Term Sheet. The Company will prepare a final term sheet (the “Final Term Sheet”) containing only a description of the final terms of the Securities and the offering of the Shares, in a form approved by the Underwriters and attached as Schedule D hereto, and acknowledges that the Final Term Sheet is an Issuer Free Writing Prospectus and will comply with its related obligations set forth in Section 3(l) hereof. The Company will furnish to each Underwriter, without charge, copies of the Final Term Sheet promptly upon its completion.

(l) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m) Eligibility of Automatic Shelf Registration Statement Form. If at any time when Securities remain unsold by the Underwriters, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives in writing, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to such Securities, in a form and substance reasonably satisfactory to the Underwriters, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Representatives in writing of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new registration statement or post-effective amendment, as the case may be.

(n) Filing of Certificate of Designation. The Company will use its best efforts to file, prior to the Closing Time, the Certificate of Designation with the Secretary of State of the State of Missouri.

(o) DTC. The Company will cooperate with the Underwriters and use its commercially reasonable efforts to permit the Securities to be eligible for clearance, settlement and trading through the facilities of The Depository Trust Company (“DTC”).

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation and filing of the Certificate of Designation with the Secretary of State of the State of Missouri and the preparation, issuance and delivery of the certificates or security entitlements for the Securities, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the

Underwriters in connection with, the review by FINRA, if required, of the terms of the sale of the Securities, (ix) any fees payable in connection with the rating of the Shares by the rating agencies, (x) the fees and expenses of making the Securities eligible for clearance, settlement and trading through the facilities of DTC, (xi) the fees and expenses incurred in connection with the listing of the Shares on the Nasdaq Global Select Market and (xii) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation contained in Section 1(a)(ii). Except as expressly provided in this Section 4(a) or in Section 4(b) or 6, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel and other professionals, transfer taxes on the sale of any of the Securities, and advertising expenses relating to offers that they make.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 10 hereof, the Company shall reimburse the Underwriters, for all of their out-of-pocket expenses reasonably incurred, including the reasonable fees and disbursements of their counsel, in connection with this Agreement.

SECTION 5. Conditions of the Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement was filed by the Company with the Commission not earlier than three years prior to the date hereof and became effective upon filing in accordance with Rule 462(e). Each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus have been filed to the extent required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as applicable, within the time period prescribed by, and in compliance with, the 1933 Act Regulations. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinions, dated the Closing Time, of Davis Polk & Wardwell LLP, counsel for the Company, and Sandberg Phoenix & von Gontard P.C., counsel for the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Sidley Austin LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters requested by the Representatives.

(d) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) the conditions specified in Section 5(a) hereof have been satisfied.

(e) Accountants’ Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received from each of KPMG MO, the independent accountants to the Company, and KPMG IA, the former independent accountants to HTLF, a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, in each case, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) Bring-down Comfort Letters. At the Closing Time, the Representatives shall have received from each of KPMG MO, the independent accountants to the Company, and KPMG IA, the former independent accountants to HTLF, a letter, dated as of the Closing Time, to the effect that such independent accountants reaffirm the statements made in their respective letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h) Filing of the Certificate of Designation. Prior to the Closing Time, the Certificate of Designation shall have been duly filed with the Secretary of State of the State of Missouri and shall be in full force and effect.

(i) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 13, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and their respective affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), their respective selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as (x) in the case of the Company, the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and (y) in the case of the Underwriters, the difference between (i) the aggregate price to the public received by the Underwriters for the Securities and (ii) the aggregate price paid by the Underwriters for the Securities.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Shares set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or an Affiliate or selling agents, any person controlling any Underwriter, their respective officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the other parties hereto, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal, New York or Missouri authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 13, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Shares to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the (i) Representatives or (ii) the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

(a) Notices to the Underwriters shall be directed to RBC at Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281, attention of DCM Transaction Management/Scott Primrose (email: TMGUS@rbccm.com) and to JPM at J.P. Morgan Securities LLC, 383 Madison Ave., New York, NY 10179, Attn – Investment Grade Syndicate Desk; Tel – 212-834-4533.

(b) Notices to the Company shall be directed to it at 1010 Grand Boulevard, Kansas City, Missouri 64106, attention of the Chief Legal Officer (email: legalnotices@umb.com).

SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the initial public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, (b) in connection with the offering of the Shares and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters), and no Underwriter has any obligation to the Company with respect to the offering of the Shares except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (e) the Underwriters have not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering of the Shares and the Company has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate, and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

SECTION 13. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. TRIAL BY JURY. THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SHAREHOLDERS AND AFFILIATES) AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the parties hereto in accordance with its terms.

Very truly yours,

UMB FINANCIAL CORPORATION

By:	/s/ Ram Shankar
Name:	Ram Shankar
Title:	CFO

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

RBC CAPITAL MARKETS, LLC

By:	/s/ Catherine Awong
Name: Catherine Awong
Title: Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

The initial public offering price per share for the Shares sold to institutional investors shall be $25.00.

The initial public offering price per share for the Shares sold to retail investors shall be $25.00.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $24.6875 for shares sold to institutional investors, being an amount equal to the applicable initial public offering price set forth above less $0.3125 per share, and $24.2125 for shares sold to retail investors, being an amount equal to the applicable initial public offering price set forth above less $0.7875 per share.

Name of Underwriter	Number of Shares to be Purchased
RBC Capital Markets, LLC	4,800,000
J.P. Morgan Securities LLC	4,800,000
Piper Sandler & Co.	1,200,000
Wells Fargo Securities, LLC	1,200,000
Total	12,000,000

SCHEDULE B-1

Pricing Terms

1	The Company is selling 12,000,000 Shares.

2	The initial public offering price per share for the Shares sold to institutional investors shall be $25.00.

3	The initial public offering price per share for the Shares sold to retail investors shall be $25.00.

SCHEDULE B-2

Free Writing Prospectuses

Final Term Sheet

SCHEDULE C

List of Subsidiaries

Name of Entity Organization	Incorporation or Jurisdiction of	Parent Ownership Percentage
UMB Financial Corporation (Registrant and Parent Company)	Missouri
UMB Bank, n.a.	United States	100%
UMB Bank & Trust, n.a.	Missouri	100%
UMB Capital Corporation	Missouri	100%
UMB Banc Leasing Corporation	Missouri	100%
UMB Trust Company of South Dakota	South Dakota	100%
UMB Insurance, Inc.	Missouri	100%
Kansas City Realty Company	Kansas	100%
UMB Realty Company, LLC	Delaware	100%
Kansas City Financial Corporation	Kansas	100%
UMB Colorado Property, LLC	Colorado	100%
Conifer Properties LLC	Missouri	100%
Meridian AZ Properties, LLC	Delaware	100%
SB&T Assets, LLC	Delaware	100%
UMB Foreign LLC	Delaware	100%
UMBF Trust and Agency Services (Ireland) Limited	Dublin, Ireland	100%
UMB Delaware, Inc.	Delaware	100%
1268 South Jones Spring Lane, LLC	Missouri	100%
DB&T Community Development Corporation	Iowa	100%
Heartland Financial USA, Inc. Insurance Services	Delaware	100%
37600 Cessna Way, LLC	Colorado	100%
AZBT Almeria, LLC	Arizona	100%
NMBT Charter Portfolio, LLC	New Mexico	100%
Bozeman I, LLC	Montana	100%
PVB Only RE I, LLC	California	100%
DPHC, LLC	Missouri	100%
IBT Real Estate, LLC	Illinois	100%
BBLG, LLC	Kansas	100%
WCB Dublin House, LLC	Wisconsin	100%
UMBCDC, Inc.	Missouri	100%
UMB Fund Services, Inc.	Wisconsin	100%
UMB Financial Services, Inc.	Missouri	100%
UMB Asset Management, LLC	Delaware	100%
UMB Family Wealth GP 1, LLC	Delaware	100%
FW Motif LP	Delaware	UMB Family Wealth GP 1, LLC is the general partner
UMB Management Equity Holdings, Inc.	Delaware	100%
UMB Merchant LLC	Delaware	100%
UMB Family Wealth - KS Halite LLC	Delaware	100%
UMB Family Wealth - FW Tessera Horizon LLC	Delaware	100%
FW Tessera Horizon LLC	Delaware	UMB Family Wealth - FW Tessera Horizon LLC is the managing member
UMB Family Wealth - FW Tessera LLC	Delaware	100%
FW Tessera LLC	Delaware	UMB Family Wealth - FW Tessera LLC is the managing member
UMB Family Wealth - FW Tessera Royale LLC	Delaware	100%
FW Tessera Royale LLC	Delaware	UMB Family Wealth - FW Tessera Royale LLC is the managing member
Heartland Community Development, Inc.	Iowa	100%
HTLF Capital Corp.	Iowa	100%
Heartland Acquisition, LLC	Colorado	100%
Roshek Property, LLC	Iowa	50%

SCHEDULE D

Final Term Sheet

See Attached.

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-286487

DEPOSITARY SHARES EACH REPRESENTING A 1/400TH INTEREST IN A SHARE

OF 7.750% FIXED RATE RESET NON-CUMULATIVE PERPETUAL

PREFERRED STOCK, SERIES B

Pricing Term Sheet

This pricing term sheet supplements the information set forth under “Description of the Series B Preferred Stock” in the preliminary prospectus supplement, dated May 29, 2025 (the “Preliminary Prospectus Supplement”), to the prospectus, dated April 11, 2025.

Issuer:	UMB Financial Corporation

Security:	Depositary shares (the “Depositary Shares”) each representing a 1/400th interest in a share of 7.750% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B (the “Preferred Stock”)

Expected Security Ratings (Moody’s):*	Baa3 (Negative)

Size:	$300,000,000 / 12,000,000 Depositary Shares

Liquidation Preference:	$25 per Depositary Share (equivalent to $10,000 per share of Preferred Stock)

Term:	Perpetual

First Reset Date:	July 15, 2030

Reset Date:	The First Reset Date and each date falling on the fifth anniversary of the preceding reset date

Reset Period:	The period from, and including, the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from, and including, each Reset Date to, but excluding, the next following Reset Date

Reset Dividend Determination Date	In respect of any Reset Period, the day falling three business days prior to the beginning of such Reset Period

Dividend Rate (Non-Cumulative):	When, as, and if declared, at a rate per annum equal to (i) 7.750% from the Settlement Date to, but excluding, July 15, 2030; and (ii) for each Reset Period from, and including, July 15, 2030, the “five-year treasury rate” (as defined in the Preliminary Prospectus Supplement) as of the most recent Reset Dividend Determination Date plus 3.743%

Dividend Payment Dates:	When, as and if declared, quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on October 15, 2025

Day Count:	30/360

Trade Date:	May 29, 2025

Settlement Date:	June 12, 2025 (T+10)**

Optional Redemption:	The Issuer may redeem the Preferred Stock, at its option, subject to regulatory approval (if then required), at a price equal to $10,000 per share (equivalent to $25 per Depositary Share), plus any declared and unpaid dividends (without regard to any undeclared dividends) to but excluding the redemption date, (i) in whole or in part, from time to time, on any dividend payment date on or after the First Reset Date or (ii) in whole but not in part, at any time following a regulatory capital treatment event (as defined in the Preliminary Prospectus Supplement)

Listing:	Application will be made to list the Depositary Shares on the Nasdaq Global Select Market (“Nasdaq”) under the symbol UMBFO. If approved for listing, trading of the Depositary Shares on Nasdaq is expected to commence within the 30-day period after the original issuance date of the Depositary Shares

Public Offering Price:	$25 per Depositary Share

Underwriting Discounts and Commissions:	$4,396,000, reflecting 10,640,000 Depositary Shares sold to institutional investors, for which the underwriters received an underwriting discount of $0.3125 per Depositary Share, and 1,360,000 Depositary Shares sold to retail investors, for which the underwriters received an underwriting discount of $0.7875 per Depositary Share

Net Proceeds to Issuer (after underwriting discounts and commissions, before offering expenses):	$295,604,000

Joint Book-Running Managers:	RBC Capital Markets, LLC J.P. Morgan Securities LLC

Co-Managers:	Piper Sandler & Co. Wells Fargo Securities, LLC

CUSIP/ISIN for the Depositary Shares:	902788405 / US9027884058

*

An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the Depositary Shares should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

**

It is expected that delivery of the Depositary Shares will be made in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A., and Euroclear Bank SA/NV, against payment in New York, New York on or about the tenth business day following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades of securities in the secondary market generally are required to settle in one business day, referred to as T+1, unless the parties to a trade agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares on the date of the prospectus supplement will be required, by virtue of the fact that the Depositary Shares will settle in ten business days, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Such purchasers should consult their own advisors in this regard.

The Depositary Shares are not deposits or obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other government agency or instrumentality.

The Issuer has filed a registration statement (including a prospectus, as supplemented by the Preliminary Prospectus Supplement) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read each of these documents and the other documents the Issuer has filed with the SEC and incorporated by reference in such documents for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you may obtain a copy of these documents from RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, NY 10281, Attn: Debt Capital Markets, toll-free: 1-866-375-6829, email: rbcnyfixedincomeprospectus@rbccm.com and J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com.

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